Exhibit 99.1

Montpelier Re Announces Comprehensive Income of $51.5 Million for the
                        Second Quarter of 2007


    HAMILTON, Bermuda--(BUSINESS WIRE)--July 24, 2007--Montpelier Re Holdings Ltd. (NYSE: MRH; the "Company") reported a fully converted book value per share of $16.04 as at June 30, 2007, an increase of 0.2% for the quarter inclusive of dividends. During the quarter the Company repurchased 939,039 common shares and 7,172,375.5 warrants with an exercise price of $16.667 per warrant, for a total purchase price of $65 million from White Mountains, which resulted in a $0.52 decrease in fully converted book value per share.

    Comprehensive income for the quarter ended June 30, 2007 was $51.5 million, or $0.54 per diluted common share. Operating income, which excludes foreign exchange and investment gains and losses, was $54.0 million, or $0.56 per diluted common share. Operating return on equity was 3.5% for the quarter and 7.5% year to date, not annualized.

    Gross premiums written were $188.2 million, a decrease of $108 million or 36% compared to the second quarter of 2006. The decrease includes the previously announced cessation of Blue Ocean's underwriting which amounted to $61.8 million in the second quarter of 2006 compared to $12.5 million this quarter, and the impact of recent changes to Florida legislation. In addition, as previously announced, the Company allocated more capital to the January 1st, 2007 renewals than in 2006 which resulted in a heavier weighting of premiums being written in the first quarter of 2007 than in 2006.

    The loss ratio for the quarter was 38.8 percent, which includes $30.5 million, or 23.6 points, of losses incurred due to the UK and Australian floods. This was offset in part by $19.6 million, or 15.2 points, of favorable prior period reserve development. The combined ratio was 70.0% compared to 72.9% in the second quarter of 2006.

    Anthony Taylor, Chairman and CEO, commented: "This was a very productive quarter. We announced the approval of our new Lloyd's Syndicate 5151 and the addition of Stan Kott as CEO of our US operations. We continue to make steady progress in building out our Lloyd's and US platforms, which we believe will contribute significant shareholder value over the long term. On the capital front, we repurchased the remaining shares and founders' warrants from White Mountains which resulted in an immediate hit of $0.52 to book value per share but which we think will provide an attractive return to our shareholders over time. Financially, results were solid with a quarterly operating return on equity of 3.5% despite the impact of the UK and Australian floods."

    Please refer to the June 30, 2007 Financial Supplement, which is posted on the Company's website at www.montpelierre.bm, for more detailed financial information.

    (1) Fully converted book value per share at June 30, 2007 is based on total shareholders' equity at June 30, 2007 divided by common shares outstanding of 103,067,067 less 7,920,000 common shares subject to the share issuance agreement, plus common shares issuable upon conversion of outstanding share equivalents of 920,473 at June 30, 2007. Fully converted book value per share at March 31, 2007 is based on total shareholders' equity at March 31, 2007 divided by common shares outstanding of 111,778,122 less 15,694,800 common shares subject to the share issuance agreement, plus common shares issuable upon conversion of outstanding share equivalents of 928,675 at March 31, 2007. Warrants outstanding at March 31, 2007 are not included in the fully converted book value per share calculation as the exercise price was greater than the book value per share.

    (2) The return for the quarter represents the change in fully converted book value per share from $16.08 at March 31, 2007 to $16.04 at June 30, 2007, after giving effect to the dividend of $0.075 per common share and per warrant, excluding 7,920,000 common shares subject to the share issuance agreement. For these purposes fully converted book value per share assumes that the warrants outstanding at March 31, 2007 would not be exercised if the book value per share is less than the strike price.

    Earnings Conference Call:

    Montpelier Re executives will conduct a conference call, including a question and answer period, on Wednesday, July 25 at 9.30 a.m.
Eastern Time.

    The presentation will be available via a live audio webcast accessible on the Company's website at www.montpelierre.bm or by dialing 877-407-0782 (toll free) or 1-201-689-8567 (international). A telephone replay of the conference call will be available through August 25, 2007 by dialing 877-660-6853 (toll-free) or 1-201-612-7415
(international) and entering the account # 286 and the conference ID #
245177.

    Montpelier Re Holdings Ltd., through its operating subsidiary
Montpelier Reinsurance Ltd., is a premier provider of global property and casualty reinsurance and insurance products. Additional information can be found in Montpelier's public filings with the Securities and Exchange Commission.

    Application of the Safe Harbor of the Private Securities
Litigation Reform Act of 1995:

    This press release contains, and Montpelier Re may from time to time make, written or oral "forward-looking statements" within the meaning of the U.S. federal securities laws, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside Montpelier's control, that could cause actual results to differ materially from such statements. In particular, statements using words such as "may," "should," "estimate," "expect," "anticipate," "intend," "believe," "predict," "potential," or words of similar import generally involve forward-looking statements.

    Important events and uncertainties that could cause the actual results, future dividends or future common share repurchases to differ include, but are not necessarily limited to: market conditions affecting our common share price; the possibility of severe or unanticipated losses from natural or man-made catastrophes; the effectiveness of our loss limitation methods; our dependence on principal employees; our ability to execute the business plan for Montpelier Syndicate 5151 effectively, including the integration of those operations into our existing operations; increases in our general and administrative expenses due to new business ventures, which expenses may not be recoverable through additional profits; the cyclical nature of the reinsurance business; the levels of new and renewal business achieved; opportunities to increase writings in our core property and specialty reinsurance and insurance lines of business and in specific areas of the casualty reinsurance market; the sensitivity of our business to financial strength ratings established by independent rating agencies; the estimates reported by cedants and brokers on pro-rata contracts and certain excess of loss contracts where the deposit premium is not specified in the contract; the inherent uncertainties of establishing reserves for loss and loss adjustment expenses, particularly on longer-tail classes of business such as casualty; our reliance on industry loss estimates and those generated by modeling techniques; unanticipated adjustments to premium estimates; changes in the availability, cost or quality of reinsurance or retrocessional coverage; changes in general economic conditions; changes in governmental regulation or tax laws in the jurisdictions where we conduct business; our ability to assimilate effectively the additional regulatory issues created by our entry into new markets; the amount and timing of reinsurance recoverables and reimbursements we actually receive from our reinsurers; the overall level of competition, and the related demand and supply dynamics in our markets relating to growing capital levels in the reinsurance industry; declining demand due to increased retentions by cedants and other factors; the impact of terrorist activities on the economy; and rating agency policies and practices. These and other events that could cause actual results to differ are discussed in detail in "Risk Factors" contained in our annual report on Form 10-K for the year ended December 31, 2006 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 which we have filed with the Securities and Exchange Commission.

    Montpelier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.


                     MONTPELIER RE HOLDINGS LTD.
                     CONSOLIDATED BALANCE SHEETS
            (millions, except share and per share amounts)


                                                 As at        As at
                                               June 30,     December
                                                  2007       31, 2006
                                              ------------ -----------
Assets                                         (Unaudited)

Investments and cash:
Fixed maturity investments, at fair value     $  2,274.9   $2,507.4
Common equity securities, at fair value            211.9      203.2
Other investments, at fair value                    30.9       27.1
Cash and cash equivalents                          355.4      348.6
                                              ----------   --------

Total investments and cash                       2,873.1    3,086.3

Securities lending collateral                      171.9      315.7
Reinsurance recoverable on unpaid losses           162.7      197.3
Reinsurance recoverable on paid losses              12.0        7.8
Premiums receivable                                271.1      171.7
Unearned premium ceded                              72.2       44.5
Deferred acquisition costs                          41.6       30.3
Accrued investment income                           22.0       22.6
Unsettled sales of investments                       2.1        0.1
Other assets                                        21.7       22.5
                                              ----------   --------

Total Assets                                  $  3,650.4   $3,898.8
                                              ==========   ========

Liabilities

Loss and loss adjustment expense reserves     $    958.3   $1,089.2
Debt                                               427.4      427.3
Securities lending payable                         171.9      315.7
Unearned premium                                   331.0      219.2
Reinsurance balances payable                        74.5       77.2
Unsettled purchases of investments                  40.7          -
Accounts payable, accrued expenses and other
 liabilities                                        27.3       38.9
                                              ----------   --------

 Total Liabilities                               2,031.1    2,167.5
                                              ----------   --------

Minority Interest

Minority Interest - Blue Ocean preferred
 shares                                             18.5       61.6
Minority Interest - Blue Ocean common shares        60.2      176.8

                                              ----------   --------
 Total Minority Interest                            78.7      238.4
                                              ----------   --------

Common Shareholders' Equity

Common shares and additional paid-in capital     1,758.1    1,819.4
Accumulated other comprehensive income               4.2       49.6
Retained deficit                                 (221.7)    (376.1)
                                              ----------   --------

 Total Common Shareholders' Equity               1,540.6    1,492.9
                                              ----------   --------

Total Liabilities, Minority Interest and
 Common Shareholders' Equity                  $  3,650.4   $3,898.8
                                              ==========   ========


Common shares outstanding (000's) 1              103,067 sh 111,776 sh
Common and common equivalent shares outstanding
 (000's) (1)                                     103,987    112,249

Book value per share:

Basic book value per share                    $    16.19   $  15.54
                                              ==========   ========
Fully converted book value per share          $    16.04   $  15.46
                                              ==========   ========

(1) Includes shares subject to issuance agreement of 7,920,000 and 15,694,800 at June 30, 2007 and December 31, 2006, respectively.
 These shares are not included in the calculation of book value per share amounts.


                     MONTPELIER RE HOLDINGS LTD.
    CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                 (millions, except per share amounts)

                                    Three Months    Six Months Ended
                                    Ended June 30,       June 30,
                                     (Unaudited)       (Unaudited)
                                    2007    2006      2007      2006
                                   ------- ------- ---------- --------

 Underwriting revenues

 Gross premiums written            $ 188.2 $ 296.2    $ 449.2 $  521.2
 Earned reinsurance premiums ceded  (21.6)  (24.3)     (93.3)  (103.5)
                                   ------- ------- ---------- --------
 Net premiums written                166.6   271.9      355.9    417.6

 Gross premiums earned               162.7   192.4      337.4    389.6
 Reinsurance premiums earned        (33.6)  (41.1)     (65.6)  (106.9)
                                    ------  ------     ------  -------
 Net premiums earned                 129.1   151.3      271.8    282.7

 Underwriting expenses

 Loss and loss adjustment expenses    50.2    65.4      109.8    116.3
 Acquisition costs                    19.8    29.9       38.3     63.8
 General and administrative
  expenses                            20.4    15.0       35.8     29.7

                                   ------- ------- ---------- --------
 Underwriting income                  38.7    41.0       87.9     72.9
                                   ------- ------- ---------- --------

 Net investment income                34.4    30.4       67.5     59.2
 Interest and other financing
  expenses                             8.2     7.0       16.7     14.1
 Other revenue                         1.2     2.7        3.3      2.9
 Other non-underwriting expenses       2.9     3.1        5.8      7.9
 Minority interest expense - Blue
  Ocean                                9.2    10.5       21.9     13.4

                                   ------- ------- ---------- --------
 Operating income (1)                 54.0    53.5      114.3     99.6
                                   ------- ------- ---------- --------

 Net realized and unrealized gains
  (losses) (2)                       (5.2)   (2.5)       10.1    (9.3)
 Net foreign exchange gains
  (losses)                             1.9     6.6      (0.4)      7.1

                                   ------- ------- ---------- --------
 Net income                        $  50.7 $  57.6    $ 124.0 $   97.4
                                   ------- ------- ---------- --------

 Other comprehensive income items
  (2)                                  0.8     5.6        0.1     14.3

                                   ------- ------- ---------- --------
 Comprehensive income              $  51.5 $  63.2    $ 124.1 $  111.7
                                   ======= ======= ========== ========

 Earnings per share:

  Basic earnings per share         $  0.53 $  0.62    $  1.29 $   1.07
  Diluted earnings per share       $  0.53 $  0.62    $  1.29 $   1.07
  Diluted operating earnings per
   share (1)                       $  0.56 $  0.58    $  1.18 $   1.09
  Diluted comprehensive earnings
   per share                       $  0.54 $  0.69    $  1.29 $   1.23

 Insurance ratios:

  Loss and loss adjustment expense
   ratio:
   Current year                      54.0%   32.3%      50.6%    40.9%
   Prior year                       -15.2%   10.9%     -10.2%     0.3%
                                   ------- ------- ---------- --------
  Loss and loss adjustment expense
   ratio                             38.8%   43.2%      40.4%    41.2%
  Expense ratio                      31.2%   29.7%      27.3%    33.1%
                                   ------- ------- ---------- --------
  Combined ratio                     70.0%   72.9%      67.7%    74.3%
                                   ------- ------- ---------- --------

 (1 )Excludes net realized and unrealized gains (losses) and foreign exchange gains (losses).
 (2) Effective January 1, 2007, the Company elected to adopt FAS 157 and FAS 159. As a result of this election, all changes in unrealized gains (losses) associated with our fixed maturity and equity investments are included in net income for the three and six months ended June 30, 2007. For all prior periods, certain of these changes are included in other comprehensive income.

    CONTACT: Montpelier Re Holdings Ltd.
             Investors:
             William Pollett, 441-297-9576
             SVP & Treasurer
             or
             Media:
             Jeannine Klein Menzies, 441-297-9570
             Corporate Affairs Manager